NEWS RELEASE

FORWARD AIR CORPORATION REPORTS SECOND QUARTER 2023 RESULTS
Challenging market conditions in intermodal and truckload brokerage
Positive momentum for less-than-truckload services
Precision execution of revenue growth strategies designed to win market share

GREENEVILLE, Tenn.- (BUSINESS WIRE) - August 2, 2023 - Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three and six months ended June 30, 2023 as presented in the tables below.

Tom Schmitt, Chairman, President and CEO, commenting on second quarter results said, “Weaker-than-expected demand for our intermodal and truckload brokerage services resulted in our reported net income per diluted share of $0.76 and adjusted net income per diluted share of $0.91 coming in below the low end of our $1.28 to $1.32 guidance range. Demand for intermodal and truckload brokerage capacity has been significantly impacted by the trough in the freight cycle. Furthermore, the challenging market conditions led to decreased customer demand for our accessorial services within the intermodal line of business. The softer than anticipated demand for intermodal and truckload services throughout the second quarter and the significant decrease in the price of diesel fuel resulted in a 22% decline in revenue on a consolidated basis, below the low end of our guidance range of minus 7% to 17%.”

Mr. Schmitt continued, “Despite the softer economic environment, we have seen momentum in the less-than-truckload service with a sequential improvement in pounds per day from (12%) in the first quarter over the same period in the prior year to (7%) in the second quarter over the same period in the prior year. The positive momentum continued in the month of July. In the current week, we are enjoying year-over-year growth of +7%. Precision execution of our revenue growth strategies led to the sequential growth trends and improvement in our revenue quality metrics. Weight per shipment increased from 770 pounds in the first quarter to 801 pounds in the second quarter and weight per piece increased 2.4% from the first quarter to the second quarter. We believe the continued execution of our revenue growth strategies, strong collaboration with customers on selecting, handling and pricing of higher quality freight, and planned network expansion with a target of opening 30 new terminals over the next five years positions us well to win market share over the long-term. We are seeing the benefits of our strategy work with the addition of six new terminals in the first six months of 2023 allowing us to better serve the needs of customers in new markets.”

In closing, Mr. Schmitt said, “We are committed to exceptional customer service which is reflected in our on-time performance of 99% and a cargo claims ratio of 0.1% during the second quarter. I am so proud of our teammates and independent contractors who make us the best in the LTL industry in damage-free, intact, on-time shipments. We are the most compelling choice for customers with shipments of consequence.”

Regarding the Company’s third quarter 2023 guidance, Rebecca J. Garbrick, CFO, said, “We expect our year-over-year revenue to decline 11% to 21% and adjusted net income per diluted share in the range of $1.12 to $1.16, compared to reported net income per diluted share of $1.93 in the third quarter of 2022.”

	Three Months Ended
(in thousands, except per share data)	June 30, 2023	June 30, 2022	Change	Percent Change
Operating revenue	$402,182	$515,219	$(113,037)	(21.9)%
Income from operations	$30,211	$75,545	$(45,334)	(60.0)%
Operating margin	7.5%	14.7%	(720) bps
Net income	$19,951	$55,430	$(35,479)	(64.0)%
Net income per diluted share	$0.76	$2.04	$(1.28)	(62.7)%
Cash provided by operating activities	$63,573	$50,334	$13,239	26.3%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$35,711	$75,545	$(39,834)	(52.7)%
Adjusted net income	$23,923	$55,430	$(31,507)	(56.8)%
Adjusted net income per diluted share	$0.91	$2.04	$(1.13)	(55.4)%
EBITDA	$44,724	$87,140	$(42,416)	(48.7)%
Free cash flow	$54,143	$41,825	$12,318	29.5%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

	Six Months Ended
(in thousands, except per share data)	June 30, 2023	June 30, 2022	Change	Percent Change
Operating revenue	$829,248	$982,180	$(152,932)	(15.6)%
Income from operations	$80,720	$132,896	$(52,176)	(39.3)%
Operating margin	9.7%	13.5%	(380) bps
Net income	$56,319	$98,116	$(41,797)	(42.6)%
Net income per diluted share	$2.13	$3.61	$(1.48)	(41.0)%
Cash provided by operating activities	$129,566	$112,820	$16,746	14.8%

Non-GAAP Financial Measures: [1]
Adjusted income from operations	$86,220	$132,602	$(46,382)	(35.0)%
Adjusted net income	$60,291	$97,896	$(37,605)	(38.4)%
Adjusted net income per diluted share	$2.28	$3.60	$(1.32)	(36.7)%
EBITDA	$108,868	$155,621	$(46,753)	(30.0)%
Free cash flow	$115,162	$94,914	$20,248	21.3%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

On July 25, 2023, our Board of Directors declared a quarterly cash dividend of $0.24 per share of common stock. The dividend is payable to shareholders of record at the close of business on August 17, 2023 and is expected to be paid on September 7, 2023. This quarterly dividend is made pursuant to a cash dividend policy approved by the Board of Directors, which anticipates a total annual dividend of $0.96 for the full year 2023, payable in quarterly increments of $0.24 per share of common stock. The actual declaration of future cash dividends, and the establishment of record and payment dates, is subject to final determination by the Board of Directors each quarter after its review of the Company’s financial performance and position.

Review of Financial Results
Forward Air will hold a conference call to discuss second quarter 2023 results on Thursday, August 3, 2023 at 9:00 a.m. EDT. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, or by dialing (877) 336-4440, Access Code: 6257043.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investor Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation
Forward Air is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload (“LTL”) services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer final mile services, including delivery of heavy-bulky freight, truckload brokerage services, including dedicated fleet services; and intermodal, first-and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Operating revenue:
Expedited Freight	$337,996	$408,857	$676,930	$785,448
Intermodal	64,251	106,411	152,420	196,851
Eliminations and other operations	(65)	(49)	(102)	(119)
Operating revenues	402,182	515,219	829,248	982,180
Operating expenses:
Purchased transportation	181,643	239,490	366,860	464,322
Salaries, wages and employee benefits	86,686	86,358	166,206	172,439
Operating leases	26,184	23,459	53,432	46,132
Depreciation and amortization	14,513	11,595	28,148	22,725
Insurance and claims	13,360	13,196	27,142	25,164
Fuel expense	5,274	8,314	11,058	14,179
Other operating expenses	44,311	57,262	95,682	104,323
Total operating expenses	371,971	439,674	748,528	849,284
Income (loss) from operations:
Expedited Freight	30,949	63,107	63,947	110,787
Intermodal	4,312	15,249	15,515	26,395
Other Operations	(5,050)	(2,811)	1,258	(4,286)
Income from operations	30,211	75,545	80,720	132,896
Other expense:
Interest expense, net	(2,585)	(1,193)	(4,940)	(1,977)
Total other expense	(2,585)	(1,193)	(4,940)	(1,977)
Income before income taxes	27,626	74,352	75,780	130,919
Income tax expense	7,675	18,922	19,461	32,803
Net income and comprehensive income	$19,951	$55,430	$56,319	$98,116

Net income per share:
Basic	$0.76	$2.05	$2.14	$3.63
Diluted	$0.76	$2.04	$2.13	$3.61

Dividends per share:	$0.24	$0.24	$0.48	$0.48

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2023	Percent of Revenue	June 30, 2022	Percent of Revenue	Change	Percent Change
Operating revenue:
Network [1]	$205,762	60.9%	$251,872	61.6%	$(46,110)	(18.3)%
Truckload	40,432	12.0	60,144	14.7	(19,712)	(32.8)
Final Mile	68,560	20.3	73,028	17.9	(4,468)	(6.1)
Other	23,242	6.9	23,813	5.8	(571)	(2.4)
Total operating revenue	337,996	100.0	408,857	100.0	(70,861)	(17.3)

Operating expenses:
Purchased transportation	163,798	48.5	212,575	52.0	(48,777)	(22.9)
Salaries, wages and employee benefits	70,360	20.8	69,497	17.0	863	1.2
Operating leases	19,489	5.8	15,933	3.9	3,556	22.3
Depreciation and amortization	9,707	2.9	7,817	1.9	1,890	24.2
Insurance and claims	10,703	3.2	8,311	2.0	2,392	28.8
Fuel expense	2,583	0.8	3,229	0.8	(646)	(20.0)
Other operating expenses	30,407	9.0	28,388	7.0	2,019	7.1
Total operating expenses	307,047	90.8	345,750	84.6	(38,703)	(11.2)
Income from operations	$30,949	9.2%	$63,107	15.4%	$(32,158)	(51.0)%

[1]Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial, Truckload and Final Mile revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	June 30, 2023	June 30, 2022	Percent Change

Business days	64	64	—%

Tonnage [1,2]
Total pounds	673,878	730,128	(7.7)
Pounds per day	10,529	11,408	(7.7)

Shipments [1,2]
Total shipments	842	961	(12.4)
Shipments per day	13.2	15.0	(12.0)

Weight per shipment	801	760	5.4

Revenue per hundredweight [3]	$30.79	$34.75	(11.4)
Revenue per hundredweight, ex fuel [3]	$24.08	$25.89	(7.0)

Revenue per shipment [3]	$246.59	$264.09	(6.6)
Revenue per shipment, ex fuel [3]	$192.85	$196.78	(2.0)

1 In thousands
[2] Excludes accessorial, Truckload and Final Mile products
[3] Includes intercompany revenue between the Network and Truckload revenue streams

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2023	Percent of Revenue	June 30, 2022	Percent of Revenue	Change	Percent Change
Operating revenue	$64,251	100.0%	$106,411	100.0%	$(42,160)	(39.6)%

Operating expenses:
Purchased transportation	17,909	27.9	26,963	25.3	(9,054)	(33.6)
Salaries, wages and employee benefits	16,650	25.9	18,831	17.7	(2,181)	(11.6)
Operating leases	6,695	10.4	7,526	7.1	(831)	(11.0)
Depreciation and amortization	4,806	7.5	3,716	3.5	1,090	29.3
Insurance and claims	2,815	4.4	2,338	2.2	477	20.4
Fuel expense	2,691	4.2	5,084	4.8	(2,393)	(47.1)
Other operating expenses	8,373	13.0	26,704	25.1	(18,331)	(68.6)
Total operating expenses	59,939	93.3	91,162	85.7	(31,223)	(34.3)
Income from operations	$4,312	6.7%	$15,249	14.3%	$(10,937)	(71.7)%

Intermodal Operating Statistics

	Three Months Ended
	June 30, 2023	June 30, 2022	Percent Change
Drayage shipments	68,180	94,986	(28.2)%
Drayage revenue per shipment	$853	$1,026	(16.9)%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$18,281	$45,822
Accounts receivable, net	175,968	221,028
Other current assets	21,538	37,465
Total current assets	215,787	304,315

Property and equipment, net	260,663	249,080
Operating lease right-of-use assets	144,847	141,865
Goodwill	356,763	306,184
Other acquired intangibles, net	151,218	154,801
Other assets	55,295	51,831
Total assets	$1,184,573	$1,208,076

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$37,085	$54,601
Accrued expenses	53,265	54,291
Other current liabilities	12,112	3,956
Current portion of debt and finance lease obligations	13,963	9,444
Current portion of operating lease liabilities	52,801	47,106
Total current liabilities	169,226	169,398

Finance lease obligations, less current portion	23,461	15,844
Long-term debt, less current portion and debt issuance costs	119,766	106,588
Operating lease liabilities, less current portion	96,799	98,865
Other long-term liabilities	48,437	59,044
Deferred income taxes	53,275	51,093

Shareholders’ equity:

Preferred stock	—	—
Common stock	258	265
Additional paid-in capital	277,593	270,855
Retained earnings	395,758	436,124
Total shareholders’ equity	673,609	707,244
Total liabilities and shareholders’ equity	$1,184,573	$1,208,076

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	June 30, 2023	June 30, 2022
Operating activities:
Net income from operations	$19,951	$55,430
Adjustments to reconcile net income of operations to net cash provided by operating activities of operations
Depreciation and amortization	14,513	11,595
Share-based compensation expense	3,160	3,306
Provision for revenue adjustments	3,372	1,630
Deferred income tax expense	325	319
Other	(132)	1,251
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	21,630	(6,473)
Other receivables	—	3,484
Other current and noncurrent assets	(299)	(9,900)
Accounts payable and accrued expenses	1,053	(10,308)
Net cash provided by operating activities	63,573	50,334

Investing activities:
Proceeds from sale of property and equipment	1,356	256
Purchases of property and equipment	(10,786)	(8,765)
Purchases of a business, net of cash acquired	(136)	(40,433)
Net cash used in investing activities	(9,566)	(48,942)

Financing activities:
Repayments of finance lease obligations	(1,869)	(1,513)
Payments on credit facility	(30,750)	(7,875)
Payment of earn-out liability	—	(91)
Payments of dividends to shareholders	(6,255)	(6,492)
Repurchases and retirement of common stock	(29,301)	—
Proceeds from common stock issued under employee stock purchase plan	421	374
Payment of minimum tax withholdings on share-based awards	—	(39)
Net cash used in financing activities	(67,754)	(15,636)

Net decrease in cash and cash equivalents	(13,747)	(14,244)

Cash and cash equivalents at beginning of period	32,028	61,630
Cash and cash equivalents at end of period	$18,281	$47,386

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	June 30, 2023	June 30, 2022
Operating activities:
Net income from operations	$56,319	$98,116
Adjustments to reconcile net income of operations to net cash provided by operating activities of operations
Depreciation and amortization	28,148	22,725
Change in fair value of earn-out liability	—	(294)
Share-based compensation expense	6,309	6,067
Provision for revenue adjustments	5,529	2,934
Deferred income tax expense	2,182	1,962
Other	(432)	1,383
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	38,299	(36,751)
Other receivables	—	7,093
Other current and noncurrent assets	11,123	3,918
Accounts payable and accrued expenses	(17,911)	5,667
Net cash provided by operating activities	129,566	112,820

Investing activities:
Proceeds from sale of property and equipment	3,171	767
Purchases of property and equipment	(17,575)	(18,673)
Purchase of a business, net of cash acquired	(56,703)	(40,433)
Net cash used in investing activities	(71,107)	(58,339)

Financing activities:
Repayments of finance lease obligations	(3,987)	(2,583)
Proceeds from credit facility	45,000	—
Payments on credit facility	(30,750)	(8,250)
Payment of earn-out liability	—	(91)
Proceeds from issuance of common stock upon stock option exercises	—	206
Payments of dividends to shareholders	(12,600)	(12,994)
Repurchases and retirement of common stock	(79,792)	(17,780)
Proceeds from common stock issued under employee stock purchase plan	421	374
Payment of minimum tax withholdings on share-based awards	(4,292)	(3,293)
Net cash used in financing activities	(86,000)	(44,411)

Net (decrease) increase in cash and cash equivalents	(27,541)	10,070

Cash and cash equivalents at beginning of period	45,822	37,316
Cash and cash equivalents at end of period	$18,281	$47,386

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company uses non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with GAAP. The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three and six months ended June 30, 2023 and 2022, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, adjusted income from operations, adjusted net income, and adjusted net income per diluted share.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value. The Company believes providing adjusted income from operations, net income and net income per share allows investors to compare Company performance consistently over various periods without regard to the impact of unusual, nonrecurring or nonoperational items.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s financial results prepared in accordance with GAAP. Non-GAAP financial information does not represent a comprehensive basis of accounting. As required by the Securities and Exchange Act of 1933 and the rules and regulations promulgated thereunder, the Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

Due to the forward-looking nature of the third quarter 2023 guidance for adjusted net income per diluted share, the Company is unable to reconcile this non-GAAP measure to the most directly comparable GAAP measure because the comparable GAAP measure is not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be required for such reconciliation.

The following is a reconciliation of net income to EBITDA for the three and six months ended June 30, 2023 and 2022 (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net income	$19,951	$55,430	$56,319	$98,116
Interest expense	2,585	1,193	4,940	1,977
Income tax expense	7,675	18,922	19,461	32,803
Depreciation and amortization	14,513	11,595	28,148	22,725
EBITDA	$44,724	$87,140	$108,868	$155,621

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three and six months ended June 30, 2023 and 2022 (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2023	June 30, 2022	June 30, 2023	June 30, 2022
Net cash provided by operating activities	$63,573	$50,334	$129,566	$112,820
Proceeds from sale of property and equipment	1,356	256	3,171	767
Purchases of property and equipment	(10,786)	(8,765)	(17,575)	(18,673)
Free cash flow	$54,143	$41,825	$115,162	$94,914

The following is a reconciliation of reported income from operations, net income, and net income per diluted share to adjusted income from operations, net income, and net income per diluted share for the three and six months ended June 30, 2023 and 2022 (in thousands, except net income per diluted share):

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income	Net Income Per Diluted Share
As Reported	$30,211	$19,951	$0.76	$75,545	$55,430	$2.04
Non-recurring strategic initiatives	5,500	3,972	0.15	—	—	—
As Adjusted	$35,711	$23,923	$0.91	$75,545	$55,430	$2.04

[1] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is $1,528.

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
	Income From Operations	Net Income[1]	Net Income Per Diluted Share[1]	Income From Operations	Net Income[2]	Net Income Per Diluted Share[2]
As Reported	$80,720	$56,319	$2.13	$132,896	$98,116	$3.61
Non-recurring strategic initiatives	5,500	3,972	0.15	—	—	—
Change in the fair value of the earn-out liability	—	—	—	(294)	(220)	(0.01)
As Adjusted	$86,220	$60,291	$2.28	$132,602	$97,896	$3.60

[1] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is $1,528.

[2] Net income and net income per diluted share amounts are based on the after-tax effect of each item. The income tax effect is calculated by applying the effective tax rate to the pre-tax amount. The total tax effect of the above item is ($74).

The following information is provided to supplement this press release.

Actual	Three Months Ended June 30, 2023
Net income	$19,951
Income allocated to participating securities	(121)
Numerator for diluted net income per share - net income	$19,830

Weighted-average common shares and common share equivalent outstanding - diluted	26,035
Diluted net income per share	$0.76

Projected	Full year 2023
Projected tax rate	25.7%

Projected purchases of property and equipment, net of proceeds from sale of property and equipment	$37,000

Projected	December 31, 2023
Projected weighted-average common shares and common share equivalent outstanding - diluted	26,000

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expectations of the Company as the freight recession abates, expectations regarding the performance of the Company’s LTL services, expectations regarding the impact of the Company’s revenue growth strategies, collaboration with customers and planned network expansion, expectations regarding the Company's third quarter 2023 guidance, including with respect to revenue and net income per diluted share, the future declaration of dividends and, the quarterly and full year 2023 anticipated dividends per share.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, the COVID-19 pandemic, our ability to manage our growth and ability to grow, in part, through acquisitions, while being able to successfully integrate such acquisitions, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition, and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2022.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Brandon Hammer, 423-636-7173
bhammer@forwardair.com